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EXHIBIT (10n)

                              EMPLOYMENT AGREEMENT


               AGREEMENT, made and entered into as of the 4th day of June, 1995 by and between Kmart Corporation, a Michigan corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Floyd Hall (the "Executive").


                             W I T N E S S E T H :


               WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

               1.    Definitions.

                     (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                     (b)   "Base Salary" shall mean the salary provided for in
Section 4 below or any increased salary granted to the Executive pursuant to
Section 4.

                     (c) "Board" shall mean the Board of Directors of the Company.

                     (d)   "Cause" shall mean:

                           (i)    the Executive is convicted of a felony
involving moral turpitude or any other felony if in the case of such other felony the Executive is unable to show that he (A) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and (B) had no reasonable cause to believe his conduct was unlawful;
or

                          (ii)    the Executive engages in conduct that
constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the Company, unless the Executive believed in good faith that such act or nonact was in or not opposed to the best interests of the Company.

                     (e) A "Change in Control" shall have the meaning set forth in Section 5(B) of the Company's 1992 Stock Option Plan as in effect on the date hereof.

                     (f) "Committee" shall mean the Compensation and Incentives Committee of the Board or any other committee of the Board performing similar functions.

                     (g) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in
Section 10(d) below within six months following the occurrence, without either
(x) the Executive's prior written consent or (y) the Executive's vote as a member of the Board in favor of an action directly resulting in one of the following events (unless prior to or within five business days following such
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vote he furnishes the Secretary of the Company with a written notice that such event may nevertheless serve as a basis for a Constructive Termination Without Cause), of one or more of the following events (except in consequence of a prior termination):

                           (i)    a reduction in the Executive's then current
Base Salary or on-plan target bonus opportunity under the Company's Annual Incentive Bonus Plan or any similar plan (the "Bonus Plan") below the minimum opportunity set forth herein or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction of such benefit or perquisite applicable to all executive officers of the Company);

                          (ii)    the failure to elect or reelect the Executive
to any of the positions described in Section 3 below or removal of him from any such position;

                         (iii)    a material diminution in the Executive's
duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the Chairman, President and Chief Executive Officer of the Company;

                          (iv)    the relocation of the Company's principal
office, or the Executive's own office location as assigned to him by the Company, to a location more than 35 miles from Troy, Michigan; or

                           (v)    the failure of the Company to obtain the
assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

                     (h) "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of 180 consecutive days.

                     (i)   "Stock" shall mean the Common Stock of the Company.

                     (j) "Subsidiary" of the Company shall mean any corporation of which the Company owns, directly or indirectly, more than 50% of the Voting Stock.

                     (k) "Term of Employment" shall mean the period specified in Section 2 below.

               2.    Term of Employment.

                     The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing June 4, 1995 and ending at the close of business on June 3, 2000, subject to earlier termination of the Term of Employment in accordance with the terms of this Agreement; provided that the Term of Employment may be extended by mutual consent of the Parties.

               3.    Position, Duties and Responsibilities.

                     (a) During the Term of Employment, the Executive shall be employed and serve as the Chairman of the Board, President and Chief Executive Officer of the Company (or such other position or positions as may be agreed upon in writing by the Executive and the Company) and be responsible for the general management of the affairs of the Company. The Executive shall promptly be elected by the Board to be a member of the Board. During the Term of Employment, the Company shall nominate the Executive for re-election as a director at each annual meeting of shareholders coinciding with the expiration of his term as a director and recommend him for re-election. If elected by
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the shareholders, he shall serve as a member of the Board during the Term of
Employment. The Executive, in carrying out his duties under this Agreement, shall report to the Board.

               (b) The Executive shall perform such duties and carry out such responsibilities incident to his position as may be determined from time to time by the Board, which shall be consistent with the duties and responsibilities customarily performed by persons in a similar executive capacity. The Executive shall devote substantially all of his business time, attention and skill to the performance of such duties and responsibilities, and shall use his best efforts to promote the interests of the Company. The Executive shall not, without the prior written approval of the Board, engage in any other business activity which is in violation of policies established from time to time by the Company.

               (c) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations (subject to the reasonable approval of the Board), (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as the Company's Chairman, President and Chief Executive Officer.

         4.    Base Salary.

               During the Term of Employment, the Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $1,000,000. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Board and/or the Committee.

         5.    Annual Incentive Awards.

               During the Term of Employment, the Executive shall participate in all annual incentive award programs, including, without limitation, commencing with the fiscal year beginning February 1, 1996, the Bonus Plan. He shall receive a guaranteed bonus of $1,000,000 for the fiscal year ending January 31, 1996. Thereafter, he shall have an on-plan target bonus opportunity each year under the Bonus Plan of at least $1,000,000, payable in that amount if the performance goals established by the Committee for the relevant year are met.
If such performance goals are exceeded, the Executive shall receive a greater amount as determined in accordance with guidelines established by the Committee, but not more than 225% of the target bonus, unless the Committee shall increase the maximum payable under such guidelines. If such performance goals are not met, the Executive shall receive a lesser amount as determined in accordance with guidelines established by the Committee, consistent with the guidelines applicable to the Chief Executive Officer as a senior executive of the Company. Payment of annual incentive awards shall be made at the same time that other senior-level executives receive their incentive awards. The Executive shall not participate in the Company's Management Stock Purchase Plan.

         6.    Long-Term Incentive Programs.

               (a) General. During the Term of Employment, the Executive shall be eligible to participate in the long-term incentive programs of the Company, any awards under such programs to be in the sole discretion of the Committee. In any event, he shall be entitled to the awards described in Sections 6(b) and 6(c) below.

               (b) Restricted Stock Award. As of the date of the commencement of the Executive's employment, the Committee shall grant the Executive 500,000 shares of Stock pursuant to an agreement substantially in
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the form attached to this Agreement as Exhibit A.  Such Stock shall be subject to forfeiture if the Executive's employment terminates pursuant to Section 10(c) or 10(f) below prior to the third anniversary of the date of this Agreement. In the event that the Executive's employment terminates due to death or Disability prior to such third anniversary, he or his estate shall forfeit two-thirds of such Stock if termination occurs prior to the first anniversary of this Agreement and one-third if termination occurs prior to the second anniversary. Notwithstanding anything to the contrary in this Section 6(b), if the Executive violates the provisions of Section 11 prior to the third anniversary of the date of this Agreement, all such Stock (other than shares that shall have vested as a result of the termination of the Executive's employment due to death or Disability) shall be forfeited. In no other case shall such Stock be forfeited.

               (c) Stock Option Awards. As of the date of the commencement of the Executive's employment, the Company shall grant the Executive 10-year options, substantially in the form attached to this Agreement as Exhibits B and C, to purchase an aggregate of 3,450,000 shares of Stock (the "Options"). The exercise price of the Options shall be $12.75 per share. Unless the Options shall have previously terminated as described below, the Options shall vest and become exercisable on the third anniversary of the date of this Agreement and shall remain exercisable thereafter for the remainder of their respective terms without regard to any subsequent termination of the Executive's employment. If the Executive's employment terminates pursuant to Section 10(c) or 10(f) below prior to the third anniversary of the date of this Agreement, the Options shall terminate. If the Executive's employment terminates prior to such third anniversary as a result of death or Disability, the Options shall become exercisable upon such termination and shall terminate on the third anniversary of the date employment is terminated. In the event of any other termination prior to such third anniversary, the Options shall become exercisable upon such termination and remain exercisable thereafter for the remainder of their respective terms. Notwithstanding anything to the contrary in this Section 6(c), if the Executive violates the provisions of Section 11 prior to such third anniversary, the Options shall terminate.

         7.    Employee Benefit Programs.

        During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Executive shall be entitled to post-retirement welfare benefits, if any, as are made available by the Company to its senior-level executives, provided that for this purpose the Executive's period of employment shall, in accordance with the last sentence of this
Section 7, be deemed to be the period necessary to obtain the maximum level of such benefits. The Executive shall, in all events, be entitled during the Term of Employment to term life insurance which, together with other life insurance under the Company's term life insurance program, shall provide face amount coverage of no less than two times Base Salary, provided that the amount of such coverage in excess of $1,000,000 may be subject to a physical examination. To the extent there is a period of employment required as a condition for full benefit coverage under any employee welfare benefit program, the Executive shall be deemed to have met such requirement.

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         8.    Supplemental Pension.

               The Executive shall be entitled to participate in any nonqualified supplemental retirement plan the Company may subsequently adopt. For the purposes of determining his eligibility to participate in such subsequently adopted plan, the Executive shall be deemed to have been employed as Chief Executive Officer of the Company for ten years prior to the date of this Agreement, to have received the Base Salary for each such year and to have participated in any Company plan, participation in which shall be a condition to eligibility under such subsequently adopted nonqualified supplemental retirement plan. If the Executive is eligible to participate in such subsequently adopted plan, he shall be deemed credited with 10 years of service under such plan as of the commencement of his employment in addition to credited service for his actual employment with the Company.

         9.    Reimbursement of Business and Other Expenses; Perquisites;
Vacations.

               (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable legal expenses incurred in connection with the preparation of the Executive's employment arrangements with the Company.

               (b) During the Term of Employment, the Executive shall be entitled to participate in any of the Company's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior-level executives.

               (c) The Company shall, at Company expense (except as provided below), make available to the Executive and his family Company or other private aircraft for business and personal use at his discretion, provided that such personal use shall be limited to travel within the United States. During the period in which the Executive continues to reside in Montclair, New Jersey, if and to the extent the Executive is taxable on any commutation between a business location and his residence in Montclair, New Jersey, the Company shall provide him with tax gross-up payments so that after taxes incurred on such commutation the Executive shall be kept whole. The Company and the Executive acknowledge that for purposes of this Section 9(c) such commutation is a business use. The Executive shall pay the Company the standard Company charges for personal use of such aircraft. It is recognized that some of the Executive's travel by Company aircraft may be required for security purposes and, as such, will constitute business use of the aircraft.

               (d) In all events, during the Term of Employment, the Company shall:

                      (i) make available to the Executive a car and a driver for his use in the Detroit metropolitan area;

                     (ii) reimburse the Executive for personal financial (including tax) counseling (other than legal fees) by a firm or firms to be chosen by the Executive, such reimbursement to be no more than the amount authorized under Company policy in effect from time to time; and

                    (iii) provide the Executive with a residential security system in his residence in the Detroit metropolitan area and pay the maintenance of such system including the monthly service charges.

              (e) The Executive shall be entitled to four weeks paid vacation per year.

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         10.   Termination of Employment.

               (a) Termination Due to Death. In the event the Executive's employment is terminated due to his death, his estate or his beneficiaries as the case may be, shall be entitled to:

                       (i)    Base Salary through the date of death;

                      (ii) a pro rata annual incentive award for the year in which the Executive's death occurs based on the on-plan target bonus for such year, payable in a single installment promptly after his death;

                     (iii) any restricted stock award outstanding at the time of his death, subject to any forfeiture provisions set forth in the relevant restricted stock agreement;

                      (iv) the balance of any incentive awards earned (but not yet paid);

                       (v) the right to exercise any stock option to the extent and for the period set forth in the relevant option agreement;

                      (vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7 or 9 above; and

                     (vii) other or additional benefits in accordance with applicable plans and programs of the Company.

               (b) Termination Due to Disability. In the event the Executive's employment is terminated due to his Disability, he shall be entitled in such case to the following:

                       (i) the benefits due him under the then current disability program of the Company;

                      (ii) annual incentive award for the year in which termination due to Disability occurs based on the on-plan target bonus for such year, payable in a single installment promptly following termination due to Disability;

                     (iii) any restricted stock award outstanding at the time of his termination due to Disability, subject to any forfeiture provisions set forth in the relevant restricted stock agreement;

                      (iv) the balance of any incentive awards earned (but not yet paid);

                       (v) the right to exercise any stock option to the extent and for the period set forth in the relevant option agreement;

                      (vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7 or 9 above;

                     (vii) continued participation to the extent provided in medical, dental, hospitalization and life insurance coverage and in all other employee welfare plans and programs in which he was participating on the date of termination of his employment due to Disability until he attains age 65; and

                    (viii) other or additional benefits in accordance with applicable plans and programs of the Company.

        In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating his employment gives written notice to the other Party in accordance with Section 23 below.

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                  (c)   Termination by the Company for Cause.

                       (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have 10 days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 days of notice to the Company by the Executive, provided he requests such hearing within 10 days of the written notice from the Board of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                      (ii) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to:

                              (A)  Base Salary through the date of the
         termination of his employment for Cause;

                              (B) any incentive awards earned (but not yet paid);

                              (C) the right to exercise any stock option to the extent and for the period set forth in the relevant option agreement;

                              (D) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7 or 9 above; and

                              (E) other or additional benefits in accordance with applicable plans or programs of the Company.

                  (d) Termination Without Cause or Constructive Termination Without Cause. In the event the Executive's employment is terminated without Cause, other than due to Disability or death, or in the event there is a Constructive Termination Without Cause, the Executive shall be entitled to:

                       (i) Base Salary through the date of termination of the Executive's employment;

                      (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for the period until the end of the originally scheduled Term of Employment; provided that in no event shall such period be less than twelve months nor more than thirty-six months; and provided further that the Executive and the Company may agree that the Company shall pay him the present value of such salary continuation payments in a lump sum (using as the discount rate the Applicable Federal Rate for short-term Treasury obligations as published by the Internal Revenue Service for the month in which such termination occurs);

                     (iii) pro rata annual incentive award for the year in which termination occurs based on the Executive's on-plan target bonus for such year, payable in a single installment promptly following termination;

                      (iv) an amount equal to the Executive's on-plan target bonus for the year in which termination occurs multiplied by the number of years (including fractional years) in the period during which he is receiving
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salary continuation payments (or in respect of which a lump-sum salary-continuation payment is made), payable in equal monthly payments over such period; provided that the Executive and the Company may agree that the Company shall pay him the present value of such bonus amount in a lump sum (using the discount referred to in Section 10(d)(ii) above);

                       (v) any restricted stock award outstanding at the time of such termination of employment, subject to any forfeiture provisions set forth in the relevant restricted stock agreement;

                      (vi) the balance of any incentive awards earned (but not yet paid);

                     (vii) the right to exercise any stock option to the extent and for the period set forth in the relevant option agreement;

                    (viii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7 or 9 above;

                      (ix) continued participation in all medical, dental, hospitalization and life insurance coverage and in other employee welfare benefit plans or programs in which he was participating on the date of the termination of his employment until the end of the period during which he is receiving salary continuation payments (or in respect of which a lump-sum severance payment is made); provided that the Company's obligations under this clause (ix) shall be reduced to the extent that the Executive receives similar coverage and benefits under the plans and programs of a subsequent employer; and provided further that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (ix) of this Section 10(d), he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause
(ix) of this Section 10(d), (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and
(z) payment of such after-tax economic equivalent shall be made quarterly in advance; and

                       (x) other or additional benefits in accordance with applicable plans and programs of the Company.

               (e) Termination of Employment Following a Change in Control. If, within two years following a Change in Control, the Executive's employment is terminated without Cause or there is a Constructive Termination Without Cause, the Executive shall be entitled to the payments and benefits provided in
Section 10(d) above, provided that the salary continuation payments shall be paid in a lump sum without any discount. Also, immediately following a Change in Control, all accrued or earned amounts that are not otherwise vested, as well as all options, restricted stock and other equity-based awards in which he is not yet vested, shall become fully vested.

               (f) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination Without Cause, the Executive shall have the same entitlements as provided in Section 10(c)(ii) above for a termination for Cause. A voluntary termination under this Section 10(f) shall be effective upon 30 days prior written notice to the Company and shall not be deemed a breach of this Agreement.

               (g) Payment Following a Change in Control. In the event that the termination of the Executive's employment is for one of the reasons set forth in Section 10(e) above and the aggregate of all payments or benefits made or provided to the Executive under Section 10(e) above and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, the Company shall pay to the

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Executive, prior to the time any excise tax imposed by Section 4999 of the
Internal Revenue Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 10(g) shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any Affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

               (h) No Mitigation; No Offset. In the event of any termination of employment under this Section 10, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of (i) any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 10 or (ii) any claims the Company may have against the Executive.

               (i) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

               (j) Assignment. The severance payments hereunder may not be transferred, assigned or encumbered in any manner, either voluntarily or involuntarily.

               (k) Exclusivity of Severance Payments. Upon termination of the Executive's employment during the Term of Employment, he shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided hereunder, except for any benefits which may be due the Executive in normal course under any employee benefit plan of the Company which provides benefits after termination of employment.

               (l) Non-competition. The Executive agrees that any right to receive severance payments hereunder will cease if the Executive breaches the provisions of Section 11 below.

               (m) Termination at Will. Notwithstanding anything herein to the contrary, the Executive's employment with the Company is terminable at will with or without Cause; provided, however, that a termination of the Executive's employment shall be governed in accordance with the terms hereof.

         11.   Non-Compete.

(a) By and in consideration of the substantial compensation and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that he shall not, during the Term of Employment and for a period equal to the period during which he is receiving salary continuation payments (or in respect of which a lump-sum salary continuation payment is made), but in no event less than eighteen months, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including but not limited to holding the positions of officer, director, shareholder, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise; provided, however, that
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the Executive may invest in stocks, bonds, or other securities of any corporation or other entity (but without participating in the business thereof) if such stocks, bonds, or other securities are listed for trading on a national securities exchange or NASDAQ and the Executive's investment does not exceed 1% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding. "Competing Enterprise" shall mean any person, corporation, partnership or other entity which owns and operates retail stores selling general merchandise and/or food if at least 10 of such stores have an area of 50,000 or more square feet and at least 10 of such stores with 50,000 or more square feet are within 25 miles of a Kmart retail store.

               (b) The Executive agrees that any breach of the terms of this Section would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages. The Executive and the Company further agree that the provisions of the covenant not to compete are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant shall be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

               (c) The provisions of this Section shall survive any termination of this Agreement and the Term of Employment, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section.

         12.   Indemnification.

               (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Michigan against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

               (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under Section 11(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

               (c) The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         13.   Effect of Agreement on Other Benefits.

               Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

         14.   Assignability; Binding Nature.

               This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 20 below.

         15.   Representation.

               The Company represents and warrants that it is fully authorized and empowered by action of the Board to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

         16.   Entire Agreement.

               This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         17.   Amendment or Waiver.

               No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

         18.   Severability.

               In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         19.   Survivorship.

               The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         20.   Beneficiaries/References.

               The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         21.   Governing Law/Jurisdiction.

               This Agreement shall be governed by and construed and interpreted in accordance with the laws of Michigan without reference to principles of conflict of laws.

         22.   Resolution of Disputes.

               Any disputes arising under or in connection with this Agreement shall, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in Detroit, Michigan in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. One-half of all costs incurred by the Executive in connection with such arbitration or litigation, including, without limitation, reasonable attorneys' fees, shall be borne by the Company.

         23.   Notices.

               Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:        Kmart Corporation
                          3100 West Big Beaver Road
                          Troy, MI  48084-3163

                          Attention:  General Counsel


If to the Executive:      Floyd Hall
                          c/o Kmart Corporation
                          3100 West Big Beaver Road
                          Troy, MI  48084-3163

         24.   Withholding.

               All amounts required to be paid by the Company shall be subject to reduction in order to comply with applicable Federal, state and local tax withholding requirements.

         25.   Headings.

               The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         26.   Counterparts.

               This Agreement may be executed in two or more counterparts.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                                           Kmart Corporation



                                           By: ________________________________



                                           ____________________________________
                                                         Floyd Hall